Exhibit 23
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the following Registration Statements of our reports dated February 26, 2008, with respect to the consolidated financial statements and schedule of OM Group, Inc. and subsidiaries, and the effectiveness of internal control over financial reporting of OM Group, Inc. and subsidiaries included in the Annual Report (Form 10-K) for the year ended December 31, 2007:

Registration
Statement	Description	Filing Date
333-07531	OM Group, Inc. Non-Employee Directors’	July 3, 1996
Equity Compensation Plan—Form S-8
Registration Statement—250,000 Shares

333-47230	OM Group, Inc. 1998 Long-Term Incentive	October 3, 2000
Compensation Plan—Form S-8 Registration
Statement—2,000,000 Shares

333-65852	OM Group, Inc. 1998 Long-Term Incentive	July 25, 2001
Compensation Plan—Form S-8 Registration
Statement—2,000,000 Shares

333-141033	OM Group, Inc. 2002 Stock Incentive Plan	March 2, 2007
and Inducement Stock Option Grant to
Joseph M. Scaminace—Form S-8
Registration Statement—1,488,934 Shares

333-145238	OM Group, Inc. 2007 Incentive Compensation	August 8, 2007
Plan—Form S-8 Registration Statement —3,000,000 Shares

Cleveland, Ohio
February 26, 2008